Exhibit 99.1

Contact:	Susan Hardman	John Allen
	Intersil Investor Relations	Intersil Public Relations
	Tel: (408) 935-4332	Tel: (321) 729-4928
	E-Mail: shardman@intersil.com	E-Mail: jallen02@intersil.com

Intersil Corporation Reports Fourth Quarter and Fiscal Year 2004

Financial Results

— Announces transition plans for CFO role

Milpitas, CA, February 1, 2005 – Intersil Corporation (NASDAQ: ISIL), a world leader in the design and manufacture of high performance analog semiconductors, today reported financial results for the year ended December 31, 2004. Net revenue was $535.8 million, a 6% increase from $507.7 million for 2003. For the year, net income, on a generally accepted accounting principles (GAAP) basis, was $40.8 million or $0.28 diluted earnings per share as compared to $45.8 million or $0.32 diluted earnings per share for the previous year.

For the fourth quarter ended December 31, 2004, net revenue was $127.1 million, compared to $127.0 million in the third quarter of 2004 and down from $136.1 million for the same period last year. Net income, on a GAAP basis, for the fourth quarter was $15.8 million or $0.11 diluted earnings per share as compared to a net loss of $29.6 million or $0.21 per share in the third quarter of 2004. For the fourth quarter of 2003, net income was $23.7 million or $0.17 diluted earnings per share.

In addition to GAAP reporting, Intersil reports net income or loss, as well as earnings per share, on a non-GAAP basis. This non-GAAP earnings information excludes amortization of intangibles and other unusual items, such as gains or losses on strategic investments or exited product groups, impairment and restructuring costs and related tax effects. Intersil believes this non-GAAP earnings information provides meaningful insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to emphasize the results of on-going operations. Intersil also uses this information internally to evaluate and manage the Company’s operations and to determine incentive compensation. A reconciliation between GAAP and non-GAAP net income is included in the tables below.

Non-GAAP net income for the year was $86.7 million or $0.60 diluted earnings per share. This compares to non-GAAP net income of $86.9 million or $0.61 diluted earnings per share for 2003.

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Intersil Fourth Quarter Earnings, Page Two

Non-GAAP net income for the fourth quarter was $16.3 million or $0.11 diluted earnings per share. This compares to non-GAAP net income of $16.2 million or $0.11 diluted earnings per share for the third quarter of 2004 and $25.8 million or $0.18 diluted earnings per share for the fourth quarter of 2003.

“With solid execution, the Company was successful in maintaining revenue and EPS flat with the third quarter while the overall market slowed,” stated Rich Beyer, Intersil’s president and CEO. “The momentum in our focused new product initiatives across our target global markets was a key driver to achieving these results. The Company reported gross margins of 55.2% for the quarter, while decreasing inventory by over $3 million. Intersil generated approximately $15 million in cash flow from operations and exited the year with $692 million in cash and marketable investments.”

By end market, Intersil’s fourth quarter sales were as follows: high-end consumer (23% of sales), computing (27%), industrial (27%) and communications (23%). During the quarter, the Company continued to see both design win momentum and revenue growth with several of the Application Specific Standard Product (ASSP) families, particularly in the high-end consumer segment. For example, Intersil strengthened its handheld battery management position with top cell phone manufacturers while securing wins from other handheld OEMs in smart phones, MP3 players and PDAs. Intersil also made significant design win progress within the LCD display market with its buffers, power products, Digital Controlled Potentiometers (DCPs) and Analog Front Ends (AFEs). “Intersil is now selling multiple products to all top-tier LCD manufacturers,” added Mr. Beyer. “Current designs have begun to ramp, and we expect solid growth from these products in the upcoming year.”

Reflecting upon the year, Mr. Beyer commented, “In our first full year as a pure play high performance analog company, Intersil introduced over 300 new products, broadened its markets for ASSPs and expanded its families of General Purpose Proprietary Products (GPPPs). With its expanding portfolio, the Company’s General Purpose products showed double digit revenue growth in 2004. This progress, in both ASSPs and GPPPs, should provide a solid base to drive revenue growth in 2005.”

During the fourth quarter, the Company bought back approximately $40 million, or 2.4 million shares of its stock, under a previously announced stock repurchase program. For the full year of 2004, the Company returned more than $145 million of cash to its shareholders in the form of stock repurchases and dividends.

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Intersil Fourth Quarter Earnings, Page Three

As a result of Intersil’s continued positive cash flow and strong balance sheet position, the Company’s board of directors authorized and declared the payment of a quarterly dividend of $0.04 per share of common stock. Payment of the dividend will be made on February 25, 2005 to shareholders of record as of the close of business on February 15, 2005.

Intersil also announced today that Dan Heneghan, the Company’s Chief Financial Officer (CFO), plans on leaving the position effective June 30th, 2005. At that time, Dave Zinsner, currently Intersil’s corporate controller & treasurer will assume the CFO responsibilities.

Mr. Zinsner has been with Intersil for the past six years in a series of positions of increasing responsibility. In his current role as corporate controller and treasurer, he oversees most of Intersil’s finance departments, including planning, accounting, external reporting, operations finance, treasury, tax and risk-management. During his tenure, he has completed a variety of key executive assignments, including leadership roles in the assimilation of recent acquisitions.

“Dave has the capability and drive to be an outstanding CFO,” said Mr. Beyer. “He has worked closely with Dan Heneghan and other members of the executive team at Intersil over the past several years, and is well prepared for this expanded role. We are confident that this transition will be smooth.”

Prior to joining Intersil, Mr. Zinsner held international finance and treasury management positions at Harris Corporation, and before that, he was employed by Mellon Bank. Mr. Zinsner received his MBA from Vanderbilt University, and his undergraduate degree from Carnegie Mellon University.

“We have made significant progress over the past several years in our strategy to become a successful, high-end analog company,” said Dan Heneghan. “Intersil has created a business model that produces attractive margins and strong cash flow on a consistent basis. With this progress, and the deep management talent at the Company, I am extremely encouraged about the future of Intersil. After leaving in June, I will be involved with several initiatives outside the semiconductor industry. In the interim, I will be working very closely with Dave to insure a smooth hand-off and a successful start to 2005.”

“Dan has been a major contributor in the evolution of Intersil. We are very grateful to him for his many accomplishments over the past 15 years and we appreciate his assistance during the transition between now and the end of June,” Mr. Beyer said. “We wish Dan well in his future endeavors.”

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Intersil Fourth Quarter Earnings, Page Four

Business Outlook

“Looking forward to the March quarter, we believe that the majority of the inventory adjustments in the channel are behind us, and we expect orders to increase in the first quarter over the previous quarter,” said Mr. Beyer. “As a result of the changes in product mix, the Company anticipates its financial results to be slightly better than historic seasonal patterns. We expect revenue to be approximately flat to slightly down sequentially and adjusted earnings per share of approximately $0.11.”

Investors and interested parties within the United States may listen to Intersil’s conference call on February 1 at 6:00 p.m. Eastern/ 3:00 p.m. Pacific by dialing (800) 706-7748 and providing the operator with the conference and pass code “INTERSIL.” International callers may connect to the call by dialing (617) 614-3473. A replay of Intersil’s conference call will be available for one week beginning on February 1 at 8:00 p.m. Eastern/ 5:00 p.m. Pacific by calling (888) 286-8010 in the U.S. or (617) 801-6888 internationally. The pass code for the replay is “20062441.” A live web cast will also be available on Intersil’s Investor Relations homepage at http://www.intersil.com/investor and a replay will be available until February 8, 2005.

A copy of this press release may be found on Intersil’s website at http://www.intersil.com/cda/pressroom.

About Intersil

Intersil Corporation, a NASDAQ-100 Index Company, is a leader in the design and manufacture of high performance analog semiconductors. The Company’s products address three of the industry’s fastest growing markets: flat panel displays, optical storage (CD and DVD recordable) and power management. Intersil products include power management devices for battery management, hot-swap and hot-plug controllers, linear regulators, supervisory ICs, switching DC-DC regulators and power MOSFET drivers; optical storage laser diode drivers; DSL line drivers; video and high performance operational amplifiers; data converters; interface ICs; analog switches and multiplexers; crosspoint switches; voice-over-IP devices; and ICs for military, space and rad-hard applications. For more information about Intersil or to find out how to become a member of our winning team, visit the Company’s web site and career page at http://www.intersil.com/.

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Intersil Fourth Quarter Earnings, Page Five

FORWARD-LOOKING STATEMENTS

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil Corporation’s (“Intersil”) management’s current expectations, estimates, beliefs, assumptions, and projections about Intersil’s business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. The Company has not yet completed its 2004 annual financial statement audit, which includes an audit of internal controls over financial reporting. As such, the financial information presented in this press release is subject to adjustments that may be required upon audit completion. Intersil’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Intersil filings with the U.S. Securities and Exchange Commission (“SEC”) (which you may obtain for free at the SEC’s web site at www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations, and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

Intersil Corporation

Income Statement

(Unaudited)

(In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2004	Jan 2, 2004	Dec 31, 2004	Jan 2, 2004
Net sales	$127.1	$136.1	$535.8	$507.7

Cost of product sales	57.4	59.8	237.1	221.8

Gross margin	69.7	76.3	298.7	285.9

Expenses
Research and development	27.3	23.5	107.4	91.3
Selling, general & administrative	23.8	21.5	90.7	88.2
Amortization of unearned compensation	4.3	1.2	10.8	10.2
Intangible amortization	2.8	1.2	7.4	6.3
Impairment (recovery) of long-lived assets	(0.3)	—	26.2	12.6
Restructuring and severance related expenses	—	0.6	6.1	4.9
In-process research and development	—	—	31.2	—
Other operating expenses	—	—	2.5	(1.4)

Operating income	11.8	28.3	16.4	73.8
Gain (loss) on investment securities	—	1.8	3.8	(3.4)
Interest income, net	3.0	2.8	13.2	8.9

Income from continuing operations before taxes	14.8	32.9	33.4	79.3
Income tax provision (benefit)	0.1	9.2	(7.1)	20.9

Income from continuing operations	14.7	23.7	40.5	58.4
Income from operations of discontinued Wireless Networking product group	—	—	1.1	20.0
Income tax provision (benefit) from discontinued operations	(1.1)	—	0.8	32.6

Income (Loss) from discontinued operations	1.1	—	0.3	(12.6)

Net income	$15.8	$23.7	$40.8	$45.8

Earnings (loss) per share
Basic
Continuing operations	$0.10	$0.17	$0.29	$0.42
Discontinued operations	0.01	—	—	(0.09)

Net income per share	$0.11	$0.17	$0.29	$0.33

Diluted
Continuing operations	$0.10	$0.17	$0.28	$0.41
Discontinued operations	0.01	—	—	(0.09)

Net income per share	$0.11	$0.17	$0.28	$0.32

Weighted average shares
Basic	145.1	138.5	140.9	137.3

Diluted	148.3	141.7	143.6	141.3

Intersil Corporation

Financial Summary (Non-GAAP)

(In millions, except per share amounts and percentages)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2004	Jan 2, 2004	Dec 31, 2004	Jan 2, 2004
Net sales	$127.1	$136.1	$535.8	$507.7

Gross margin	$70.1	$77.2	$301.1	$287.7
% of Sales	55.2%	56.7%	56.2%	56.7%
Research and development	$27.3	$23.5	$106.9	$91.3
Selling, general & administrative	$23.8	$21.5	$90.2	$88.2

Operating Income	$19.0	$32.2	$104.0	$108.2
% of Sales	15%	24%	19%	21%
Interest income	$3.0	$2.8	$13.2	$8.9

Pretax Income	$22.0	$35.0	$117.2	$117.1

Net income	$16.3	$25.8	$86.7	$86.9
% of Sales	13%	19%	16%	17%

Earnings Per Share
Basic	$0.11	$0.19	$0.62	$0.63
Diluted	$0.11	$0.18	$0.60	$0.61

Weighted Average Shares
Basic	145.1	138.5	140.9	137.3
Diluted	148.3	141.7	143.6	141.3

NOTE: This financial summary excludes amortization of intangibles and unearned compensation, unusual items, and income from discontinued operations. These adjustments are included in the Financial Bridge table.

Intersil Corporation

Financial Bridge GAAP to Non-GAAP Continuing Operations

(In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2004	Jan 2, 2004	Dec 31, 2004	Jan 2, 2004
Net income on GAAP basis:	$15.8	$23.7	$40.8	$45.8

Amortization of intangible assets and unearned compensation*	7.5	3.3	18.9	18.3
Impairment (recovery) of long-lived assets	(0.3)	—	26.2	12.6
Restructuring & severance related expenses	—	0.6	6.1	4.9
In-process research and development	—	—	31.2	—
Windstorm related expenses & other unusual items	—	—	5.2	(1.4)
(Gain)/Loss on investments	—	(1.8)	(3.8)	3.4
(Gain) from discontinued operations	—	—	(1.1)	(20.0)
Associated tax effects	(6.7)	—	(21.1)	23.3
Tax gain resulting from audit settlement	—	—	(15.7)	—

Net income on Non-GAAP basis:	$16.3	$25.8	$86.7	$86.9

Diluted Non-GAAP earnings per share	$0.11	$0.18	$0.60	$0.61

Diluted weighted average shares outstanding	148.3	141.7	143.6	141.3

*	Includes $0.4M and $0.7M of unearned compensation in cost of sales in the GAAP income statement for the three and twelve month periods ended December 31, 2004 respectively.
*	Includes $0.9M and $1.8M of unearned compensation in cost of sales in the GAAP income statement for the three and twelve month periods ended January 2, 2004 respectively.

Intersil Corporation

Balance Sheets

(unaudited)

(In millions)

	Dec 31, 2004	Jan 2, 2004
Assets
Current Assets
Cash & short-term investments	$523.0	$819.5
Trade receivables, net	77.9	76.7
Inventories, net	96.3	86.6
Prepaid expenses and other current assets	14.6	9.8
Deferred income taxes	36.8	39.8

Total Current Assets	748.6	1,032.4
Other Assets
Property, plant & equipment, net	101.4	153.4
Intangible assets	1,491.1	1,090.9
Deferred income taxes	75.2	9.6
Held-to-maturity investments	168.9	144.5
Other	14.5	18.0

Total Other Assets	1,851.1	1,416.4

Total Assets	$2,599.7	$2,448.8

Liabilities and Shareholders’ Equity
Current Liabilities
Trade account payables	$18.4	$20.8
Income taxes payable	56.2	84.0
Deferred distributor income	11.2	12.1
Other accrued items	62.0	79.8

Total Liabilities	147.8	196.7

Total Shareholders’ Equity	2,451.9	2,252.1

Total Liabilities and Shareholders’ Equity	$2,599.7	$2,448.8